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EXHIBIT 10.3 FORM OF AMENDED AND RESTATED CLEAR CHANNEL
             COMMUNICATIONS, INC. 2001 STOCK INCENTIVE PLAN
             RESTRICTED STOCK AWARD AGREEMENT

      This Restricted Stock Award Agreement (the "AGREEMENT"), made as of the [grant date](the "GRANT DATE") by and between Clear Channel
Communications, Inc., a Texas corporation (the "COMPANY"), and [name] (the "GRANTEE"), evidences the grant by the Company of a stock award of restricted Shares (the "AWARD") to the Grantee on such date and the Grantee's acceptance of the Award in accordance with the provisions of the Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan (the "PLAN"). The Company and the Grantee agree as follows:

      1. BASIS FOR AWARD. This Award is made under the Plan pursuant to Section 10 thereof for service rendered (or to be rendered) to the Company by the Grantee, subject to all of the terms and conditions of this Agreement, including, without limitation, Section 4(b) hereof.

      2. STOCK AWARDED.

            (a) The Company hereby awards to the Grantee, in the aggregate, [quantity] shares of Restricted Stock which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

            (b) Shares of Restricted Stock shall be evidenced by book-entry registration with the Company's transfer agent, subject to such stop-transfer orders and other terms deemed appropriate by the Committee to reflect the restrictions applicable to such Award. Notwithstanding the foregoing, if any certificate is issued in respect of shares of Restricted Stock at the sole discretion of the Committee, such certificate shall be registered in the name of Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

            "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF [GRANT DATE], ENTERED INTO BETWEEN THE REGISTERED OWNER AND CLEAR CHANNEL COMMUNICATIONS, INC."

If a certificate is issued with respect to the Restricted Stock, the Committee may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. At the expiration of the restrictions, the Company shall instruct the transfer agent to release the shares from the restrictions applicable to such Award, subject to the terms of the Plan and applicable law or, in the event that a certificate has been issued, redeliver to the Grantee (or his legal representative, beneficiary or heir) share certificates for the Shares deposited with it without any legend except as otherwise provided by the Plan, this Agreement or applicable law. During the

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period that the Grantee holds the shares of Restricted Stock, the Grantee shall have the right to receive dividends on and to vote the Restricted Stock while it is subject to restriction, except as otherwise provided by the Plan. If the Award is forfeited in whole or in part, the Grantee will assign, transfer, and deliver any evidence of the shares of Restricted Stock to the Company and cooperate with the Company to reflect such forfeiture. By accepting the Award, the Grantee acknowledges that the Company does not have an adequate remedy in damages for the breach by the Grantee of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Grantee issued by any court having jurisdiction.

            (c) Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that prior to vesting as provided in Sections 3 and 4(a) of this Agreement, the shares may not be sold, assigned, transferred, hypothecated, pledged or otherwise alienated (collectively a "TRANSFER") by the Grantee without the written consent of the Committee and any such Transfer or attempted Transfer, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, shall be void and of no effect.

      3. VESTING. Except as otherwise provided in this Agreement, the restrictions described in Section 2 of this Agreement will lapse with respect to 25% of the Restricted Stock on the third anniversary of the Grant Date and as to an additional 25% of the Restricted Stock on the fourth anniversary of the Grant Date and as to an additional 50% of the Restricted Stock on the fifth anniversary of the Grant Date (each a "VESTING DATE"); provided, that, the Grantee is still employed or performing services for the Company (or any Parent or Subsidiary) on each such Vesting Date. In the event of the Grantee's termination of employment or service prior to the date that all of the Restricted Stock is vested, except as otherwise provided in this Agreement, all Restricted Stock still subject to restriction shall be forfeited.

            (a) If the Grantee's termination of employment or service is due to death and such death occurs prior to the date that all of the Restricted Stock is vested, all restrictions will lapse with respect to 100% of the Restricted Stock still subject to restriction on the date of death.

            (b) If a Grantee's termination of employment or service is due to Disability or Retirement (as defined herein) and such Disability or Retirement, as the case may be, occurs prior to the date that all of the Restricted Stock is vested, the Grantee shall be treated, for purposes of this Agreement only, as if his/her employment or service continued with the Company until the date that all restrictions on the Restricted Stock have lapsed (the "EXTENSION PERIOD") and such Restricted Stock will vest in accordance with the schedule set forth herein; provided, that, if the Grantee dies during the Extension Period and the Restricted Stock has not been forfeited in accordance with Section 4(b), all restrictions will lapse with respect to 100% of the Restricted Stock still subject to restriction on the date of death. "RETIREMENT" shall mean a Grantee's resignation from the Company on or after the date on which the sum of his/her
(i) full years of age (measured as of his/her last birthday preceding the date of termination of employment or service) and (ii) full years of service with the Company (or any Parent or Subsidiary) measured from his date of hire (or re-hire, if later), is equal at least seventy (70); provided, that, the Grantee must have attained at least the age of sixty (60) AND completed at least five
(5) full years of service with the Company (or any Parent or Subsidiary) prior to the date of his/her resignation. Any disputes relating to whether the Grantee is eligible for Retirement under this Agreement, including, without limitation, his years' of service, shall be settled by the Committee in its sole discretion.

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            (c) If the Grantee's termination of employment or service is for any other reason and such termination occurs prior to the date that all of the Restricted Stock is vested, the Restricted Stock still subject to restriction shall automatically be forfeited upon such cessation of employment or services.

      4. SPECIAL RULES.

            (a) CHANGE IN CONTROL. In the event of a Change in Control, the restrictions described in Sections 2 and 3 of this Agreement will lapse with respect to 100% of the Restricted Stock still subject to restriction.

            (b) FORFEITURE.

            1. Notwithstanding the provisions of Section 3 of this Agreement and any other provision of this Agreement or the Plan to the contrary, if it is determined by the Committee that prior to the date that all of the Restricted Stock is vested (whether or not during the Extension Period), the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any Parent or Subsidiary), including, without limitation, any "COMPETITIVE ACTIVITY" (as defined below) or conduct prejudicial to or in conflict with the Company (or any Parent or Subsidiary) or any material breach of a contractual obligation to the Company (or any Parent or Subsidiary) (collectively, "PROHIBITED ACTS"), then, upon such determination by the Committee, all Restricted Stock granted to the Grantee under this Agreement which is still subject to restriction shall be cancelled and forfeited.

            2. Notwithstanding any other provision of this Agreement or the Plan to the contrary, if it is determined by the Committee that the Grantee engaged (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the vesting of any Restricted Stock under this Agreement (including, without limitation, vesting that occurs by application of Section 3(b) of this Agreement), the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of such Restricted Stock (such gain to be valued as of the relevant Vesting Date(s) based on the Fair Market Value of the Restricted Stock on the relevant Vesting Date(s) over the purchase price paid, if any, of such stock). Such repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal the value of the Restricted Stock on the relevant Vesting Date(s). The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may own the Grantee to secure the repayment obligations herein contained.

            3. The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.

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            4.    The provisions of this Section 4(b) shall have no effect
                  following a Change in Control.

            5. For purposes of this Agreement, the term "COMPETITIVE ACTIVITY" shall mean the Grantee, without the prior written permission of the Committee, any where in the world where the Company (or any Parent or Subsidiary) engages in business, directly or indirectly, (A) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any Parent or Subsidiary ("COMPETITIVE BUSINESS") or (B) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business.

      5. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

      6. TAX WITHHOLDING.

            (a) The Grantee agrees that, subject to clause 6(b) below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, the Grantee shall pay to the Company (in cash or to the extent permitted by the Committee in its sole discretion, Shares held by the Grantee whose Fair Market Value is equal to the amount of the Grantee's tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock. The Company may refuse to instruct the transfer agent to release the Shares or redeliver share certificates if Grantee fails to comply with any withholding obligation.

            (b) If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value as of the Grant Date of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Shares. If the Grantee fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares. The Company may refuse to instruct the transfer agent to release the Shares or redeliver share certificates if Grantee fails to comply with any withholding obligation.

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      7. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its affiliates to terminate the Grantee's employment at any time, in the absence of a specific written agreement to the contrary.

      8. AMENDMENT OF AWARD. The Award may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable to conform to any changes in the law which occur after the Grant Date and by its terms applies to the Award; or (ii) which the Board may deem to be in the best interests of the Company, provided that no amendment shall impair or negate any of the rights or obligations under this Agreement, without the consent of the Grantee (except as otherwise provided in Section 10 of this Agreement.

      9. REPRESENTATIONS AND WARRANTIES OF GRANTEE. The Grantee represents and warrants to the Company that:

            (a) Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and the Prospectus prepared pursuant to the Form S-8 Registration Statement relating to the Plan and has read and understands the terms of the Plan, this Agreement and the Prospectus, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Shares once vested, and that the Grantee should consult a tax adviser prior to such time.

            (b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

      10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Awards may be adjusted as provided in the Plan, including, without limitation, Sections 13 and 14 of the Plan.

      11. INCORPORATION OF PLAN BY REFERENCE. The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

      12. GOVERNING LAW; MODIFICATION. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the State of Texas without regard to its conflict of law principles, except to the extent preempted by federal law.

      13. MISCELLANEOUS. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

            IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

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                                          CLEAR CHANNEL COMMUNICATIONS, INC.

Grantee: _______________________________    By: _______________________________

                                            Name: Mark P. Mays
SS #: __________________________________    Title:President and Chief Executive
                                                  Officer